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                                                                                                              EXHIBIT 20(b)
                                    TOYOTA MOTOR CREDIT CORPORATION
    Composition of Subsequent Contracts Allocated during the Revolving Period from April 1, 1998 through September 30, 1998

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
Aggregate Outstanding Principal Balance as of Transfer Date                                    $128,407,317.03
Aggregate Discounted Principal Balance as of Transfer Date                                     $123,707,061.15
Aggregate Net Investment Value as of Transfer Date                                             $123,707,061.15
Number of Subsequent Contracts                                                                           5,849
Average Outstanding Principal Balance as of Transfer Date <F2>                                      $21,953.72
Average Discounted Principal Balance as of Transfer Date                                            $21,150.12
Range of Original Principal Balances of Subsequent Contracts                           $6,249.25 to $70,766.71
Weighted Average Lease Rate <F1>                                                                         7.56%
Range of Lease Rates <F2>                                                                    2.440% to 13.510%
Weighted Average Original Number of Monthly Payments <F1>                                          39.5 months
Range of Original Number of Monthly Payments                                            24 months to 60 months
Weighted Average Remaining Number of Monthly Payments <F1>                                         27.9 months
Range of Remaining Number of Monthly Payments                                           10 months to 51 months
Average Original Residual Value <F2>                                                                $15,687.12
Range of Original Residual Value <F2>                                                  $2,905.00 to $41,089.92
Aggregate of Residual Values as a Percentage of Aggregate Net
    Investment Value as of Transfer Date                                                                74.17%
Percentage of Lease Contracts for Lexus Vehicles (by Discounted
    Principal Balance as of Transfer Date)                                                              24.67%
Percentage of Lease Contracts for Toyota Vehicles (by Discounted
    Principal Balance as of Transfer Date)                                                              75.33%
Percentage of Lease Contracts for New Vehicles (by Outstanding
    Principal Balance) <F2>                                                                             97.73%
Percentage of Lease Contracts for Used Vehicles (by Outstanding
    Principal Balance) <F2>                                                                              2.27%
Percentage of Subsequent Contracts By State of Origination <F3> (by
    Outstanding Principal Balance) <F2>
    California                                                                                          54.10%
    Ohio                                                                                                15.94%
    Pennsylvania                                                                                        11.85%
    Michigan                                                                                            11.30%
    Florida                                                                                              6.81%
        Total <F4>                                                                                     100.00%

<F1>  Weighted by Outstanding Principal Balance as of the Transfer Date.
<F2>  Without giving effect to discounting for calculation of Discounted Principal Balances.
<F3>  By dealer location.
<F4>  Percentages may not add to 100% due to rounding.
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